Exhibit 99.1

Augmedix Partners with the National Cooperative of Health Networks Association

Virtual healthcare service and health association partner to reduce the burden of documentation across rural health networks

SAN FRANCISCO, CA, November 9, 2021 – Augmedix, Inc. (Nasdaq: AUGX), a leading digital health platform that offers virtual medical documentation and live clinical support, and the National Cooperative of Health Networks Association (NCHN), a national professional membership organization comprised exclusively of health networks and strategic partners, announced today that they have partnered to help 38 rural health networks gain access to better support and resources.

Rural health systems face major challenges recruiting and retaining physicians and ensuring adequate patient access for the populations they serve. The partnership with Augmedix provides NCHN member health networks access to Augmedix’s Ambient Automation Platform (“AAP”). The AAP, which is overseen by medical documentation specialists, converts the ambient conversation between physicians and patients into accurate and comprehensive medical notes in a timely fashion and provides a suite of industry-leading ancillary services beyond the medical note itself.

At the core of the AAP is Augmedix Notebuilder, which incorporates multi-party automatic speech recognition, natural language processing and two-way communication, to generate the medical note. By reducing their EHR documentation burden, physicians can focus on their patients during their appointment and free up time to see more patients, increasing overall patient access.

“Augmedix serves a diverse set of customers, ranging from multi-state IDNs (Integrated Delivery Networks) to small physician practices,” said Manny Krakaris, chief executive officer at Augmedix. “We’re truly excited by our new partnership as it will provide us a direct pathway into NCHN’s vast network of rural healthcare practices across the US.”

“We are eager to partner with Augmedix and help scale their offering to our members,” said Linda K. Weiss, NCHN Executive Director. “Our members seek technology solutions that improve patient access and service quality, while also improving staff recruitment and retention. Given that Augmedix’s implementation and ongoing services are virtual and cloud-based, Augmedix is ideally suited to serve our members, spread across the nation, often in remote locations.”

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) is a leading digital health platform that offers virtual medical documentation and live clinical support to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments and telemedicine practices nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into timely and comprehensive medical notes and provides a suite of related services. The medical note is generated using Augmedix’s proprietary platform, which incorporates structured data models, automatic speech recognition and natural language processing and is overseen by trained medical documentation specialists. Augmedix saves physicians up to 3 hours per day, improves productivity by as much as 20%, and increases satisfaction with work-life balance by over 40%. To learn more about Augmedix, visit augmedix.com.

About National Cooperative of Health Networks Association (NCHN)

NCHN is a 501(c)6 membership-driven organization comprised of health networks representing over 800 organizations throughout the nation. NCHN’s mission is to support and strengthen health networks. This mission is achieved by offering a variety of calls and programs including: quarterly membership calls featuring topics that are timely and relevant to health networks, special interest calls, an annual educational conference, an annual leadership experience, and additional regularly scheduled opportunities for network leaders to collaborate with other networks nationwide. In addition to their organization’s main website, NCHN maintains Tools and Strategies for Managing Health Networks web site. NCHN circulates a monthly electronic newsletter featuring member news, national news, and funding opportunities. Through their Business and Strategic Partnership Programs, NCHN members receive special discounts on partner services and products.

Media Contact

Augmedix
Kaila Grafeman, Head of Marketing
+1 888.669.4885
pr@augmedix.com